                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                               ----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(B)(2)

                               ----------------

                       IBJ SCHRODER BANK & TRUST COMPANY
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

          NEW YORK                                                  13-5375195
      (JURISDICTION OF                                                (I.R.S.
        INCORPORATION                                                EMPLOYER
  OR ORGANIZATION IF NOT A                                        IDENTIFICATION
     U.S. NATIONAL BANK)                                                NO.)


 ONE STATE STREET, NEW YORK,                                           10004
          NEW YORK                                                   (ZIP CODE)
    (ADDRESS OF PRINCIPAL
     EXECUTIVE OFFICES)

                      LUIS PEREZ, ASSISTANT VICE PRESIDENT
                       IBJ SCHRODER BANK & TRUST COMPANY
                                ONE STATE STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 858-2000
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                        T/SF COMMUNICATIONS CORPORATION
              (EXACT NAMES OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                                  73-1341805
(STATE OR OTHER JURISDICTION                                          (I.R.S.
             OF                                                      EMPLOYER
      INCORPORATION OR                                            IDENTIFICATION
        ORGANIZATION)                                                   NO.)


  888 SEVENTH AVENUE, 28TH                                             10106
            FLOOR                                                    (ZIP CODE)
     NEW YORK, NEW YORK
    (ADDRESS OF PRINCIPAL
     EXECUTIVE OFFICES)

            $100,000,000 10 3/8% SENIOR SUBORDINATED NOTES DUE 2007

                               ----------------

                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.GENERAL INFORMATION

  Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

      New York State Banking Department
      Two Rector Street
      New York, New York

      Federal Deposit Insurance Corporation
      Washington, D.C.

      Federal Reserve Bank of New York
      Second District,
      33 Liberty Street
      New York, New York

  (b) Whether it is authorized to exercise corporate trust powers.

      Yes

ITEM 2.AFFILIATIONS WITH THE OBLIGOR.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    The obligor is not an affiliate of the trustee.

ITEM 13.DEFAULTS BY THE OBLIGOR.

  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

      None

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

      None

ITEM 16.LIST OF EXHIBITS.

    List below all exhibits filed as part of this statement of eligibility.

  *1. A copy of the Charter of IBJ Schroder Bank & Trust Company as amended to date. (See Exhibit 1A to Form T-1, Securities and Exchange Commission File No. 22-18460).

  *2. A copy of the Certificate of Authority of the trustee to Commence
      Business (Included in Exhibit 1 above).

  *3. A copy of the Authorization of the trustee to exercise corporate trust powers, as amended to date (See Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

  *4. A copy of the existing By-Laws of the trustee, as amended to date (See
      Exhibit 4 to Form T-1, Securities and Exchange Commission File No. 22-19146).

   5. Not Applicable

   6. The consent of United States institutional trustee required by Section 321(b) of the Act.

   7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
--------
* The Exhibits thus designated are incorporated herein by reference as exhibits hereto. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                     NOTE

  In answering any item in this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor and its directors or officers, the trustee has relied upon information furnished to it by the obligor.

  Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Item 2, the answer to said
Item is based on incomplete information.

  Item 2, may, however, be considered as correct unless amended by an amendment to this Form T-1.

  Pursuant to General Instruction B, the trustee has responded to Items 1, 2 and 16 of this form since to the best knowledge of the trustee as indicated in
Item 13, the obligor is not in default under any indenture under which the applicant is trustee.

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, IBJ Schroder Bank & Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility & qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 13th day of November, 1997.

                                          IBJ SCHRODER BANK & TRUST COMPANY

                                                     /s/ Luis Perez
                                          By___________________________________
                                                       Luis Perez
                                                Assistant Vice President

                                                                      EXHIBIT 6

                              CONSENT OF TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the issuance by T/SF Communications Corporation, of its $100,000,000 10 3/8% Senior Subordinated Notes Due 2007, we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          IBJ SCHRODER BANK & TRUST COMPANY

                                                     /s/ Luis Perez
                                          By___________________________________
                                                       Luis Perez
                                                Assistant Vice President

Dated: November 13, 1997

                                                                       EXHIBIT 7

                      CONSOLIDATED REPORT OF CONDITION OF
                       IBJ SCHRODER BANK & TRUST COMPANY
                             OF NEW YORK, NEW YORK
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES

                           REPORT AS OF JUNE 30, 1997

                                                               DOLLAR AMOUNTS
                                                                IN THOUSANDS
                                                               --------------
                            ASSETS
Cash and balance due from depository institutions:
 Noninterest-bearing balances and currency and coin...........   $   41,319
 Interest-bearing balances....................................      314,579
Securities: Held-to-maturity securities.......................      180,111
Available-for-sale securities.................................       47,600
 Federal Funds sold and Securities purchased under agreements
  to resell...................................................      694,859
Loans and lease financing receivables:
 Loans and leases, net of unearned income......... $ 1,955,686
 LESS: Allowance for loan and lease losses........      62,876
 LESS: Allocated transfer risk reserve............         --
 Loans and leases, net of unearned income, allowance, and
  reserve.....................................................    1,892,810
Trading assets held in trading accounts.......................          603
Premises and fixed assets (including capitalized leases)......        3,709
Other real estate owned.......................................          202
Investments in unconsolidated subsidiaries and associated
 companies....................................................          --
Customers' liability to this bank on acceptances outstanding..           81
Intangible assets.............................................          --
Other assets..................................................       67,092
TOTAL ASSETS..................................................   $3,242,965
                         LIABILITIES
Deposits:
 In domestic offices..........................................   $1,694,675
  Noninterest-bearing............................. $   263,641
  Interest-bearing................................   1,431,034
  In foreign offices, Edge and Agreement subsidiaries, and
   IBFs.......................................................    1,121,075
  Noninterest-bearing.............................      17,535
  Interest-bearing................................   1,103,540
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
 Federal Funds purchased and Securities sold under agreements
  to repurchase...............................................       25,000
Demand notes issued to the U.S. Treasury......................       60,000
Trading Liabilities...........................................          140
Other borrowed money:
 a) With a remaining maturity of one year or less.............       38,369
 b) With a remaining maturity of more than one year...........        1,763
 c) With a remaining maturity of more than three years........        2,242
Bank's liability on acceptances executed and outstanding......           81
Subordinated notes and debentures.............................          --
Other liabilities.............................................       69,908
TOTAL LIABILITIES.............................................    3,013,253
Limited-life preferred stock and related surplus..............   $      --
                        EQUITY CAPITAL
Perpetual preferred stock and related surplus.................   $      --
Common stock..................................................       29,649
Surplus (exclude all surplus related to preferred stock)......      217,008
Undivided profits and capital reserves........................      (17,000)
Net unrealized gains (losses) on available-for-sale
 securities...................................................           55
Cumulative foreign currency translation adjustments...........          --
TOTAL EQUITY CAPITAL..........................................      229,712
TOTAL LIABILITIES AND EQUITY CAPITAL..........................   $3,242,965

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